EXHIBIT 4.1

================================================================================



                          FIRST SUPPLEMENTAL INDENTURE




                                     Between




                                SEACOR SMIT INC.




                                       and




                         U.S. BANK NATIONAL ASSOCIATION




                                   dated as of




                               September 27, 2002



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                                TABLE OF CONTENTS

                                                                                                               PAGE

Article 1    Definitions and Incorporation by Reference..........................................................1

           SECTION 1.01.          Definitions....................................................................1
           SECTION 1.02.          Other Definitions..............................................................5
           SECTION 1.03.          Incorporation by Reference of Trust Indenture Act..............................5
           SECTION 1.04.          Rules of Construction..........................................................6

Article 2    The Notes    .......................................................................................6

           SECTION 2.01.          General........................................................................6
           SECTION 2.02.          Registrar and Paying Agent.....................................................7
           SECTION 2.03.          Paying Agent To Hold Money in Trust............................................7
           SECTION 2.04.          Noteholder Lists...............................................................8
           SECTION 2.05.          Transfer and Exchange..........................................................8
           SECTION 2.06.          Outstanding Notes..............................................................8
           SECTION 2.07.          CUSIP Numbers..................................................................9

Article 3    Redemption   .......................................................................................9

           SECTION 3.01.          Notices to Trustee.............................................................9
           SECTION 3.02.          Notice of Redemption...........................................................9
           SECTION 3.03.          Optional Redemption...........................................................10
           SECTION 3.04.          Deposit of Redemption Price...................................................11

Article 4    Covenants    ......................................................................................11

           SECTION 4.01.          SEC Reports...................................................................11
           SECTION 4.02.          Corporate Existence...........................................................11
           SECTION 4.03.          Limitation on Liens...........................................................11
           SECTION 4.04.          Limitation on Sale and Leaseback Transactions.................................12
           SECTION 4.05.          Exempted Indebtedness.........................................................12
           SECTION 4.06.          Waiver of Stay; Extension of Usury Laws.......................................12

Article 5    Consolidation, Merger, Conveyance, Transfer or Lease...............................................12

           SECTION 5.01.          Company May Consolidate, etc., Only on Certain Terms..........................12
           SECTION 5.02.          Successor Substituted.........................................................13

Article 6    Defaults and Remedies..............................................................................13

           SECTION 6.01.          Events of Default.............................................................13
           SECTION 6.02.          Acceleration of Maturity; Rescission and Annulment............................15
           SECTION 6.03.          Collection of Indebtedness and Suits for Enforcement by Trustee...............15
           SECTION 6.04.          Restoration of Rights and Remedies............................................16
           SECTION 6.05.          Control by Holders............................................................16
           SECTION 6.06.          Waiver of Past Defaults.......................................................16

Article 7    Amendments   ......................................................................................16

           SECTION 7.01.          Without Consent of Holders....................................................16
           SECTION 7.02.          With Consent of Holders.......................................................17
           SECTION 7.03.          Compliance with Trust Indenture Act...........................................18


                                        i
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           SECTION 7.04.          Revocation and Effect of Consents and Waivers.................................18
           SECTION 7.05.          Notation on or Exchange of Notes..............................................18
           SECTION 7.06.          Trustee To Sign Amendments....................................................18
           SECTION 7.07.          Payment for Consent...........................................................18

Article 8    Discharge of Indenture; Defeasance.................................................................19

           SECTION 8.01.          Defeasance....................................................................19
           SECTION 8.02.          Conditions to Defeasance......................................................19
           SECTION 8.03.          Application of Trust Money....................................................20
           SECTION 8.04.          Repayment to Company..........................................................20
           SECTION 8.05.          Indemnity for Government Obligations..........................................20
           SECTION 8.06.          Reinstatement.................................................................20

Article 9    Miscellaneous......................................................................................21

           SECTION 9.01.          Trust Indenture Act Controls..................................................21
           SECTION 9.02.          Notices.......................................................................21
           SECTION 9.03.          Communication by Holders with Other Holders...................................22
           SECTION 9.04.          Certificate and Opinion as to Conditions Precedent............................22
           SECTION 9.05.          Statements Required in Certificate or Opinion.................................22
           SECTION 9.06.          When Notes Disregarded........................................................22
           SECTION 9.07.          Rules by Trustee, Paying Agent and Registrar..................................22
           SECTION 9.08.          Legal Holidays................................................................23
           SECTION 9.09.          Governing Law.................................................................23
           SECTION 9.10.          No Recourse Against Others....................................................23
           SECTION 9.11.          Successors....................................................................23
           SECTION 9.12.          Multiple Originals............................................................23
           SECTION 9.13.          Table of Contents; Headings...................................................23



Exhibit A - Form of Global Note

           FIRST SUPPLEMENTAL INDENTURE dated as of September 27, 2002 to that certain Indenture, dated as of January 10, 2001 (the "Base Indenture" and, together with the First Supplemental Indenture, the "Indenture"), between SEACOR SMIT INC., a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as U.S. Bank Trust National Association), a national banking association (the "Trustee").

           The Company and the Trustee have heretofore executed the Base Indenture, a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-53326), providing for the issuance from time to time of debt securities of the Company.

           The Company and the Trustee are hereby supplementing the Base Indenture pursuant to the provisions of Section 9.01(i) of the Base Indenture to establish the form and terms and conditions of the debt securities issued pursuant to this First Supplemental Indenture. The terms of this First Supplemental Indenture shall supplement and be incorporated in their entirety with the terms of the Base Indenture solely with respect to the debt securities issued pursuant to this First Supplemental Indenture. To the extent any terms of this First Supplemental Indenture are contrary to or duplicative of terms contained in the Base Indenture, the terms of this First Supplemental Indenture shall be deemed to supersede the Base Indenture solely with respect to the debt securities issued pursuant to this First Supplemental Indenture.

           Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 57/8% Senior Notes due October 1, 2012 (the "Notes"):

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

           SECTION 1.01. Definitions.

           So long as any of the Notes are outstanding, the following definitions shall be applicable to the Notes, shall be included as defined terms for all purposes under the Base Indenture with respect to the Notes and, to the extent inconsistent with the definitions contained in Section 1.01 of the Base Indenture, shall replace such definitions with respect to the Notes. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Base Indenture.

           "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

           "Business Day" means each day which is not a Legal Holiday.

           "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting
(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and determined in accordance with GAAP.

           "Consolidated Net Worth" means the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with GAAP.

           "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

           "Definitive Notes" means Notes substantially in the form of Exhibit A attached hereto but that do not contain the Global Note Legend.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

           "Global Note" means, individually, each Note evidencing all or a part of the Notes to and registered in the name of the Depositary, substantially in the form attached hereto as Exhibit A.

           "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

           "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

           "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a Note, bond, debenture or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property;
(ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or Preferred Stock of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Rate Agreements.

           "Indirect Participant" means a Person who holds an interest through a Participant.

           "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

           "Issue Date" means the date on which the Notes are originally issued.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party or property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

           "Minority Interest" means any shares of stock of any class of a Subsidiary that are not owned by the Company or a Subsidiary.

           "Notes" has the meaning assigned to it in the preamble to this First Supplemental Indenture.

           "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

           "Permitted Liens" means, with respect to any Person: (i) Liens existing on the Issue Date; (ii) Liens on Property or assets of, or any shares of stock of or secured debt of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on Property to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such Property or (b) financing all or any part of the cost of construction, improvement, development or expansion of any such Property; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on current assets of Subsidiaries securing Indebtedness of such Subsidiaries; and (ix) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (i) through (viii) above; provided, however, (A) that the Lien may not extend beyond (1) the Property or Indebtedness subject to the existing Lien and (2) improvements and construction on such Property (B) and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

           "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

           "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

           "Principal Property" means any Property owned or leased by the Company or any Subsidiary, the gross book value of which exceeds one percent of Consolidated Net Worth.

           "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

           "Remaining Term" means the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year.

           "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

           "SEC" means the Securities and Exchange Commission.

           "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

           "Stated Maturity," when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

           "Subsidiary" of any Person means:

           (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof;

           (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

           "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the Remaining Term. The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

           "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

           "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

           "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

           "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

           SECTION 1.02. Other Definitions.

                      Term                         Defined in Section
                      ----                         ------------------
    "Additional Notes"............................        2.01
    "covenant defeasance option"..................        8.01(a)



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    "Event of Default"............................        6.01
    "Funded Indebtedness".........................        4.04
    "legal defeasance option".....................        8.01(a)
    "Legal Holiday"...............................        9.08
     "Paying Agent"...............................        2.02
    "Redemption Date".............................        3.03
    "Redemption Price"............................        3.03
    "Registrar"...................................        2.02
    "Value".......................................        4.04

           SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act (the "TIA") which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

           "Commission" means the SEC;

           "indenture securities" means the Notes;

           "indenture security holder" means a Noteholder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3) "or" is not exclusive;

           (4) "including" means including without limitation;

           (5) words in the singular include the plural and words in the plural include the singular; and

           (6) all section references refer to sections of this First Supplemental Indenture.

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

                                    ARTICLE 2

                                    The Notes

           SECTION 2.01. General.

                     (1) Designation of Series. Pursuant to the terms hereof and
           Section 2.01 of the Base Indenture, there are hereby established the Notes, known as the "57/8% Senior Notes due October 1, 2012," and such Notes shall be deemed "Securities" for all purposes under the Base Indenture.

                     (2) Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                     (3) Additional Notes. So long as no Event of Default has occurred and is continuing, the Company may issue additional Notes (the "Additional Notes") under this First Supplemental Indenture from time to time after the date hereof. The Notes and any Additional Notes issued under this First Supplemental Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. The Notes and any debt securities subsequently issued under the Base Indenture shall be treated as distinct classes of debt securities for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

                     (4) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Increases or Decreases in Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Increases or Decreases in Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.11 of the Base Indenture. The Company initially appoints the Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes.


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
           SECTION 2.02. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06 of the Base Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

           The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

           SECTION 2.03. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

           SECTION 2.04. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

           SECTION 2.05. Transfer and Exchange.

           (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company discontinues use of the system of book-entry transfer through DTC or any successor depositary, or (iii) a Default has occurred and is continuing, Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.05 or Section 2.07 or 2.10 of the Base Indenture shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.05(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.05(b) and
(c) hereof.

           (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.05(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.05(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
                  (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note pursuant to Section 2.05(c) below in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.05(f) hereof.

           (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. The holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only upon satisfaction of the conditions set forth in Section 2.05(a)(i), (ii) or (iii) hereof, in which event such holder may request the Trustee to, and the Trustee shall, cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(f) hereof, and the Company shall execute and the Trustee shall authenticate and deliver, in both cases in accordance with Section 2.04 of the Base Indenture, to the Person designated in such request a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

           (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes pursuant to
Section 2.05(f) hereof.

           (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.05(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

           A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

           (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

           SECTION 2.06. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.07. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  Redemption

           SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.03, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption shall occur. The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period.

           SECTION 3.02. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

           The notice shall identify the Notes to be redeemed and shall state:

           (1) the Redemption Date;

           (2) the Redemption Price;

           (3) the name and address of the Paying Agent;

           (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

           (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

           (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

           (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

           (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

           SECTION 3.03. Optional Redemption. The Notes shall be redeemable at any time, at the option of the Company, in whole or from time to time in part on any date prior to maturity (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event shall the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

           The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed shall be equal to the excess, if any, of:

                     (1) the sum of the present values, calculated as of the Redemption Date, of:

                               (a) each interest payment that, but for such
                     redemption, would have been payable on the Note (or portion thereof) being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                               (b) the principal amount that, but for such
                     redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed; over

                     (2) the principal amount of the Note (or portion thereof) being redeemed.

           The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 12.5 basis points.

           The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, however, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

           The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15

Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

           SECTION 3.04. Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

           SECTION 3.05. No Sinking Fund. The Notes shall not be entitled to the benefit of any sinking fund or mandatory redemption.

                                   ARTICLE 4

                                   Covenants

           SECTION 4.01. SEC Reports. The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

           SECTION 4.02. Corporate Existence. Subject to the provisions of
Article 5, the Company shall do or cause to be done all things necessary to and shall cause each of its Subsidiaries to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such material right or franchise or the corporate existence of any of its Subsidiaries if (a) the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and (b) the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

           SECTION 4.03. Limitation on Liens. Subject to Section 4.05, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind, except for Permitted Liens, upon any Principal Property or any shares of stock or Indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien.

           SECTION 4.04. Limitation on Sale and Leaseback Transactions. Subject to Section 4.05, the Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either (i) the Company or such Subsidiary would be entitled, pursuant to the terms of Section 4.03, to incur Indebtedness secured by a Lien on such property to be leased without equally and ratably securing the Notes, or
(ii) the Company, within 180 days after the effective date of the Sale and Leaseback Transaction, applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Indebtedness. For the purposes of this Article, "Value" shall mean an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction and the fair value, in the opinion of the Board of Directors, of the leased property at the time of entering into such Sale and Leaseback Transaction. For the purposes of this Article, "Funded Indebtedness" shall mean Indebtedness (including the Notes) maturing by the terms thereof more than one year after the original creation thereof.

           SECTION 4.05. Exempted Indebtedness. Notwithstanding the provisions contained in Sections 4.03 and 4.04, the Company and its Subsidiaries may issue, assume, suffer to exist or guarantee Indebtedness which would otherwise be subject to the limitation of Section 4.03, without securing the Notes, or may enter into Sale and Leaseback Transactions which would otherwise be subject to the limitation of Section 4.04, without retiring Funded Indebtedness, or enter into a combination of such transactions, if the sum of (i) the principal amount of all such Indebtedness and (ii) the aggregate Value of all such Sale and Leaseback Transactions does not at any time exceed 15% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

           SECTION 4.06. Waiver of Stay; Extension of Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Notes as contemplated herein or in the Notes, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 5

              Consolidation, Merger, Conveyance, Transfer or Lease

           SECTION 5.01. Company May Consolidate, etc., Only on Certain Terms. The Company may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any

Person, and may permit any Person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

                     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be organized under the laws of any United States jurisdiction;

                     (2) any such successor, transferee or lessee (if other than the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                     (3) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

           SECTION 5.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person (if still in existence) shall be released from its obligations and covenants under this Indenture and the Notes.


                                   ARTICLE 6

                             Defaults and Remedies

           SECTION 6.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                     (1) default in the payment of any interest upon any Note for 30 days or more after becomes due; or

                     (2) default in the payment of the principal of any Note at its Stated Maturity; or

                     (3) default in the performance, or breach, of any other covenant or warranty of the Company in this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                     (4) failure to pay when due the principal of, or acceleration of, any Indebtedness for money borrowed by the Company or a Subsidiary, which Indebtedness, individually or in the aggregate, is in excess of $25.0 million principal amount, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                     (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                     (6) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

           SECTION 6.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or 6.01(6)) shall have occurred and is continuing, then in every such case, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 6.01(5) or 6.01(6) shall have occurred, the principal of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

           At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of not less than a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                               (A)  all overdue interest on all Notes,

                               (B) the principal of any Notes which have become
                     due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                               (C) to the extent that payment of such interest
                     is lawful, interest upon overdue interest at the rate borne by the Notes, and

                               (D) all sums paid or advanced by the Trustee
                     hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                     (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
           Section 6.06.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

           SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If

                     (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                     (2) default is made in the payment of the principal of any Note at the Stated Maturity thereof, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the

           Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

           If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

           SECTION 6.04. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

           SECTION 6.05. Control by Holders. The Holders of not less than a majority in principal amount of the Notes may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it by such requesting Holders in its sole discretion against all losses and expenses caused by taking or not taking such action.

           SECTION 6.06. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

                     (1) in the payment of the principal of or interest on any Note, or

                     (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

           Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   ARTICLE 7

                                  Amendments

           SECTION 7.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Note holder:

                     (1) to cure any ambiguity, omission, defect or inconsistency;

                     (2)  to comply with Article 5;

                     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of
           Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                     (4) to add guarantees with respect to the Notes;

                     (5)  to secure the Notes;

                     (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                     (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                     (7) to make any change that does not adversely affect the rights of any Noteholder.

           After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

           SECTION 7.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Noteholder affected thereby, an amendment may not:

                     (1) reduce the amount of Notes whose Holders must consent to an amendment;

                     (2) reduce the rate of or extend the time for payment of interest on any Note;

                     (3) reduce the principal of or extend the Stated Maturity of any Note;

                     (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                     (5) make any Note payable in money other than that stated in the Note;

                     (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the Stated Maturity therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

                     (6) make any change in Section 6.06 or the second sentence of this Section.

           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

           SECTION 7.03. Compliance with Trust Indenture Act. Every amendment to this First Supplemental Indenture or the Notes shall comply with the TIA as then in effect.

           SECTION 7.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

           SECTION 7.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

           SECTION 7.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee, in which case the Trustee shall not be required to sign such amendment. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 of the Base Indenture) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

           SECTION 7.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

           SECTION 8.01. Defeasance. (a) Subject to Sections 8.01(b) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this First Supplemental Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.01, 4.03, 4.04 and 4.05, and the operation of Sections 5.01(3), 5.01(4), 6.01(3), 6.01(4), 6.01(5) and 6.01(6) (but, in the
case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

           If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of failure to comply with Sections 5.01(3) or 5.01(4) or because of an Event of Default specified in Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries).

           Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

           (b) Notwithstanding clauses (a) above, the Company's obligations pursuant to Sections 2.02, 2.03, 2.04, 2.05, 2.06 and this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations pursuant to Sections 8.04 and 8.05 shall survive.

           SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

                     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

                     (4) the deposit shall not constitute a default under any other agreement binding on the Company;

                     (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                     (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel shall confirm that it is based upon (i) the Company's receipt from, or a publication by, a ruling by Internal Revenue Service, or (ii) a change in the applicable Federal income tax law subsequent to the date of this First Supplemental Indenture; and

                     (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

           Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

           SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

           SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

           Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

           SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

           SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                 Miscellaneous

           SECTION 9.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

           SECTION 9.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                          if to the Company:

                          SEACOR SMIT Inc.
                          1370 Avenue of the Americas
                          25th Floor
                          New York, NY 10019
                          Fax:.(212) 582-8522
                          Attention of Randall Blank

                          with a copy to:

                          Weil, Gotshal & Manges LLP
                          767 Fifth Avenue New York, NY 10153
                          Fax:.(212) 310-8007
                          Attention of David Zeltner, Esq.

                          if to the Trustee:

                          U.S. Bank National Association
                          180 East Fifth Street
                          St. Paul, MN 55101
                          Attention of Corporate Trust Department

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION 9.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

           SECTION 9.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

           SECTION 9.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

           SECTION 9.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

           SECTION 9.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

           SECTION 9.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

           SECTION 9.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

           SECTION 9.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

           SECTION 9.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

           SECTION 9.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

           SECTION 9.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                  SEACOR SMIT INC.,

                                  by  /s/ Randall Blank
                                      ----------------------------------------
                                      Name: Randall Blank
                                      Title: Executive Vice President
                                             Chief Financial Officer
                                             and Secretary



                                  U.S. BANK NATIONAL ASSOCIATION,

                                  by  /s/ Richard H. Prokosch
                                      ----------------------------------------
                                      Name: Richard H. Prokosch
                                      Title: Vice President

                                                                     Exhibit A
                             [FORM OF FACE OF NOTE]

                              [Global Note Legend]

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                         CUSIP No.:811904AG6


                     57/8% Senior Notes Due October 1, 2012

           SEACOR SMIT INC., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on October 1, 2012.

           Interest Payment Dates: April 1 and October 1, commencing April 1, 2003.

           Record Dates: March 15 and September 15.

           Additional provisions of this Note are set forth on the other side of this Note.



                                       SEACOR SMIT Inc.,


                                       by:
                                            ------------------------------------
                                            Randall Blank
                                            Executive Vice President and Chief
                                            Financial Officer

                                       by:
                                            ------------------------------------
                                            Dick Fagerstal
                                            Vice President and Treasurer

Dated:  September 27, 2002

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this
is one of the Notes referred
to in the Indenture.


by:
    -------------------------------------
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                     57/8% Senior Notes Due October 1, 2012

           1. INTEREST. SEACOR SMIT Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to the registered address of each Holder thereof.

            3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association (formerly known as U.S. Bank Trust National Association), a national banking association ("Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

            4. INDENTURE. The Company issued the Notes under the First Supplemental Indenture, dated as of September 27, 2002, to a Base Indenture dated as of January 10, 2001 (collectively, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Base Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

           5. OPTIONAL REDEMPTION. The Notes shall be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each Holder to be redeemed at the Holder's address appearing in the books of the Registrar, on any date prior to maturity (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption
Date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event shall the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

           The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed shall be equal to the excess, if any, of:

                     (1) the sum of the present values, calculated as of the Redemption Date, of:

                               (a) each interest payment that, but for such
                     redemption, would have been payable on the Note (or portion thereof) being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                               (b) The principal amount that, but for such
                     redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed; over

                     (2) the principal amount of the Note (or portion thereof) being redeemed.


           The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 12.5 basis points.

           The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

           For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third business day immediately preceding the applicable Redemption Date.

           The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

           In the case of any partial redemption, selection of the Notes for redemption shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note.

           Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

           6. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

           7. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as the owner of it for all purposes.

           8. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

           9. DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

           10. AMENDMENT, WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to: cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, add guarantees with respect to the Notes, secure the Notes, add additional covenants or surrender rights and powers conferred on the Company, comply with any request of the SEC in connection with qualifying the Indenture under the Act, or make any change that does not adversely affect the rights of any Noteholder.

           11. DEFAULTS AND REMEDIES. Under the Indenture, Events of Default include (i) default in the payment of any interest upon any Note for 30 days or more after becomes due; (ii) default in the payment of the principal of any Note at its Stated Maturity; (iii) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (iv) failure to pay when due the principal of, or acceleration of, any Indebtedness for money borrowed by the Company or a Subsidiary, which Indebtedness, individually or in the aggregate, is in excess of $25.0 million principal amount, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary.

           If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

           Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

           12. TRUSTEE DEALINGS WITH THE COMPANY. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

           13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

           14. AUTHENTICATION. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

           15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

           16. GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company shall furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                                         SEACOR SMIT Inc.
                                         1370 Avenue of the Americas
                                         25th Floor
                                         New York, NY 10019
                                         Attention of Secretary

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

           (Print or type assignee's name, address and zip code)
           (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: ________________ Your Signature: _______________________

Sign exactly as your name appears on the other side of this Note.

                         [TO BE ATTACHED TO GLOBAL NOTE]


                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

           The initial principal amount of this Global Note is $200,000,000. The following increases or decreases in this Global Note have been made:

                                                                              Principal Amount of       Signature of
                            Amount of decrease in    Amount of Increase in    this Global Note          authorized officer of
                            Principal Amount of      Principal Amount of      following such decrease   Trustee or Notes
Date of Exchange            this Global Note         this Global Note         or increase               Custodian
-----------------------------------------------------------------------------------------------------------------------------



















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